UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐    Preliminary Proxy Statement

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

LIBERTY NATIONAL BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

LIBERTY NATIONAL BANCSHARES, INC.

1000 Georgia Highway 138

Conyers, Georgia 30013

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 13, 2003

The Annual Meeting of Shareholders (the “Annual Meeting”) of Liberty National Bancshares, Inc. (the “Company”) will be held on Tuesday, May 13, 2003 at 4:30 p.m. at the offices of the Company, 1000 Georgia Highway 138, Conyers, Georgia 30013, for the following purposes:

(1)    To elect three Class III directors, to serve for a term of three years and until their successors are elected and qualified or until their earlier resignation, removal from office or death; and

(2)    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on Tuesday, April 1, 2003 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

William L. Daniel

President and Chief Executive Officer

Conyers, Georgia

April 11, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

LIBERTY NATIONAL BANCSHARES, INC.

1000 Georgia Highway 138

Conyers, Georgia 30013

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2003

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Liberty National Bancshares, Inc. (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 13, 2003 and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 11, 2003. The address of the principal executive offices of the Company is 1000 Georgia Highway 138, Conyers, Georgia 30013.

Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder’s directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named herein. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

The record of shareholders entitled to vote at the Annual Meeting was taken on April 1, 2003. On that date, the Company had outstanding and entitled to vote 1,468,066 shares of Common Stock, par value $0.50 per share (the “Common Stock”), with each share entitled to one vote.

AGENDA ITEM ONE

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company’s Board of Directors are elected each year at the Company’s Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at that Annual Meeting of Shareholders will be elected for a three-year term.

On April 4, 2003, Julia Morgan, a Class III director resigned from the Board of Directors, effective at the Annual Meeting. Following the Annual Meeting, Ms. Morgan will serve as Director Emeritus on the Board of Directors.

As a result of Ms. Morgan’s resignation, the Board, pursuant to the Bylaws of the Company, has set the size of Board of Directors at eleven (11) members for 2003. Therefore, three Class III directors are presently standing for election to the Board of Directors of the Company to succeed themselves for a term of three years and until their successors are elected and qualified or until their earlier resignation, removal from office or death.

In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than three nominees. The affirmative vote of a plurality of all votes cast at the Annual Meeting by the holders of the Common Stock is required for the election of the three nominees standing for election. All of the nominees, except for Mr. Walker who was elected to the Board in 2001, have been directors of the Company since February 1997. Management of the Company has no reason to believe that any nominee will not serve if elected.

Class III Nominees

The following persons have been nominated by management for election to the Board of Directors as Class III directors, to succeed themselves for a term of three years, expiring at the 2006 Annual Meeting of the Shareholders, and until their successors are elected and have qualified:

Michael R. Potts, age 48, is the founder and Chief Executive Officer of The Potts Company, a general commercial construction contracting and construction management firm started by Mr. Potts in 1986. Mr. Potts is a member of the Georgia Chapter of Associated General Contractors, the Georgia Utilities Contractors Association, Construction Management Association of America, and the Design/Build Institute of America. He is a former Board member and Executive Committee member of the Conyers/Rockdale Chamber of Commerce, and is an active charter member of the Haven Fellowship Church.

Arthur J. Torsiglieri, Jr., M.D., age 44, has since June 1990 been a physician in Conyers, Georgia, specializing in ear, nose, and throat illnesses. Dr. Torsiglieri is presently Chief of Staff at Rockdale Hospital and is the Past-President of the East Metro Medical Society. He is a Fellow of the American Academy of Otolaryngology and the American College of Surgeons. Dr. Torsiglieri is a charter member of the Rotary Club of Rockdale and serves on the Eagles Board of Review for the Boy Scouts of America in Rockdale and Newton Counties.

William R. Walker II, age 36, has served as Senior Lending Officer of the Bank since its inception. Mr. Walker is a graduate of the University of Georgia where he received a BBA in Marketing. After graduating in 1989, Mr. Walker joined Bank South in their Management Training program where he was exposed to many aspects of banking and management. From 1990 until 1994, Mr. Walker served as Branch Manager for Bank South and was promoted to three different branch locations over that period. In 1994, Mr. Walker became a commercial lender for Bank South and was ultimately promoted to oversee the commercial lending office in Conyers. In 1996, NationsBank acquired Bank South and Mr. Walker was retained as a commercial lender until beginning service for Liberty National Bank in September of 1997. In 2001, Mr. Walker was promoted to Executive Vice President and Director of Liberty National Bank. Mr. Walker is an active member of Conyers Presbyterian Church and The Rotary Club of Rockdale County. Mr. Walker is also a Director of the Rockdale County United Way.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

Each of the following persons is a member of the Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the Annual Meeting.

Class I Directors serving for a term expiring at the 2004 Annual Meeting of Shareholders.

C. Dean Alford, age 49, has served as President and Chief Executive Officer of Allied Utility Network since 1998. Mr. Alford was a five-term member of the Georgia House of Representatives. He served as Chairman of the Metropolitan Atlanta Rapid Transit Authority Oversight committee and was Chairman of the Dekalb and Rockdale County Legislative Delegation. Mr. Alford is a member of the Boy Scouts of America (and a 1997 recipient of the Silver Beaver Award from the Atlanta Area Council of The Boy Scouts of America), Rockdale Rotary Club, and the First Baptist Church of Conyers. He currently serves on the board of directors of, Conyers/Rockdale Boys & Girls Club, Conyers/Rockdale Chamber of Commerce (Immediate Past-Chairman), Rockdale Emergency Relief and the Miracle League Association. Mr. Alford also serves on several boards at Georgia Tech, including Board of Advisors for the School of Electrical and Computer Engineering (Chairman), Board of Trustees for the Alumni Association, College of Engineering Advisory Board, the Executive Advisory Board of the Economic Development Institute and last year was awarded the Dean Griffin Award for Community Service.

Troy A. Athon, age 65, has been President and CEO of Starcrest, Inc. since 1978, a property management firm. In addition, until his retirement in 1999, Mr. Athon was also involved in adult healthcare for his entire professional career. He has served as chairman of the Georgia Healthcare Association and Vice-President of the American Healthcare Association. Prior to joining the Liberty National Bank Board of Directors, he was a founder and chairman of the Rockdale Community Bank which was sold to Regions in 1996. In addition, he served three terms on the Conyers City Council and four terms in the Georgia General Assembly. He currently serves on the Board of Directors of the Georgia Southern University Foundation, The Georgia State College and University, LLC and the Georgia State Properties Commission, and the Greene County Hospital Authority.

William L. Daniel, age 53, began his banking career at Citizens & Southern National Bank (“C&S”) in 1972 ultimately rising to the level of Senior Vice President when he left C&S in 1986. From December 1986 until September 1988, Mr. Daniel served as an organizer, President and Chief Executive Officer of the Enterprise National Bank, Atlanta, Georgia. From December 1988 until March 1996, Mr. Daniel served in various executive positions with Bank South Corporation, ending with the position of Regional President supervising the bank’s 24 branches in Rockdale, South DeKalb, South Fulton, Clayton and Fayette counties. After the acquisition of Bank South Corporation by NationsBank, Mr. Daniel became Executive Vice President of First Newton Bank, Covington, Georgia in April 1996. In October 1996, Mr. Daniel left the employment of First Newton Bank to begin recruiting and advising the Company’s organizers and, on January 1, 1997, began devoting his full time to the organization of the Company and the chartering of the Bank. Mr. Daniel currently serves as President and Chief Executive Officer of the Company and the Bank. Mr. Daniel serves on the Rockdale County Development Authority and is active in a number of local civic organizations.

Hazel E. Durden, age 72, owns and operates Realty Metro, a real estate company she founded in 1972. Mrs. Durden is a member of the American Business Woman Association, Conyers/Rockdale Future

2000 Planning Committee, and the Conyers/Rockdale Pilot Club. Mrs. Durden is an ambassador for the Rockdale County Chamber of Commerce and active in the Ebenezer United Methodist Church. She is also a former member of the Grievance Committee of Ethics and Relations of the Rockdale Board of Realtors.

Class II Directors, serving for a term expiring at the 2005 Annual Meeting of Shareholders:

Johnny L. Capes, age 60, is the President of Capes Property Management, Inc., which develops and manages commercial and industrial properties. Mr. Capes is also affiliated with Capes Properties, Inc., Sheri Capes and Associates and various other partnerships. He is also a member of the Board of Directors of the Newton County Water and Sewer Authority.

John A. Fountain, M.D., age 49, has maintained a medical practice specializing in dermatology in Conyers, Georgia since 1983. Dr. Fountain is a member of the Medical Association of Georgia, American Academy of Dermatology, American Society for Dermatology Surgeons, and serves as Clinical Associate Professor of Dermatology at Emory University School of Medicine. Dr. Fountain is a former director of the Conyers/Rockdale Chamber of Commerce. He has also served as Honorary Chairman for the Rockdale Emergency Relief Fund and is a life member of the Georgia Master 4-H Club and the Georgia 4-H Counselor Association. Also, Dr. Fountain is past head-coach of the women’s soccer team at Oxford College at Emory University and of the boys’ soccer team at Salem High School. He is an Elder at Conyers Presbyterian Church.

Michael P. Jones, age 56, is Managing Partner of Jones, McKnight, & Edmonson, P.C., Certified Public Accountants, which Mr. Jones founded in 1976. Mr. Jones served as an advisory director for Bank South, Conyers, Georgia from 1988 to 1995 and has served as Chairman of the Conyers/Rockdale Chamber of Commerce. Mr. Jones is a member of the American Institute of CPAs and the Georgia Society of CPAs. Mr. Jones is also a 1993 Alumnus of the Regional Leadership Institute and has held numerous leadership positions with several Rockdale County youths sports organizations.

R. Flynn Nance, D.V.M., age 47, has since 1987 served as the President and owner of Honey Creek Veterinary Hospital, Inc., which is a veterinary medical facility offering medical and surgical care of companion animals in Conyers, Georgia. Dr. Nance is a member of Conyers/Rockdale Chamber of Commerce, the American Veterinary Medical Association, the American Heartworm Society, the Greater Atlanta Veterinary Medical Association, the Georgia State Board of Veterinary Medicine, and the Georgia Veterinary Medical Association. Dr. Nance is also a charter member of the Rotary Club of Rockdale County.

Additional Executive Officers

Jesse R. Cheatham, Jr., age 56, has served as the Chief Financial Officer of the Company and the Bank since February 14, 2002. Mr. Cheatham is a Certified Public Accountant and has served in accounting, marketing and strategic planning roles in the banking industry in the southeast for over 20 years. Prior to joining the Company, Mr. Cheatham served as an Adjunct Professor of Accounting at the Keller Graduate School of Management from November 2000 through February 2002. In addition, Mr. Cheatham maintained a consulting practice from January 2000 through February 2002, specializing in strategic planning for banks. From October 1992 through December 1999, Mr. Cheatham served in various positions with Turner Broadcasting, including the position of Group Controller for Turner Sports.

There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the

Company to file with the Securities and Exchange Commission (“SEC”) reports of changes in their ownership of the Common Stock of the Company. Officers, directors and more than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were satisfied, except for the following reports which were not timely filed: C. Dean Alford (Form 4 regarding 03/02 option grant); Troy A Athon (Form 4 regarding 03/02 option grant); Johnny L. Capes (Form 4 regarding 02/02 option grant and Form 4 regarding 03/02 option grant); William L. Daniel (Form 4 regarding 03/02 option grant); Hazel E. Durden (Form 4 regarding 03/02 option grant); John A. Fountain, M.D. (Form 4 regarding 03/02 option grant); Michael P. Jones (Form 4 regarding 03/02 option grant); Julia W. Morgan (Form 4 regarding 03/02 option grant and Form 4 regarding 05/02 stock purchase); Robert Flynn Nance, D.V.M. (Form 4 regarding 03/02 option grant); Michael R. Potts (Form 4 regarding 03/02 option grant); Arthur J. Torsiglieri, M.D. (Form 4 regarding 03/02 option grant); William R. Walker (Form 4 regarding 03/02 option grant); and Jesse R. Cheatham, Jr. (Form 4 regarding 04/02 stock purchase).

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held 12 meetings during the year ended December 31, 2002. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served.

The Board of Directors of the Company has a standing audit committee and compensation committee. The Company’s Board of Directors does not have a standing directors nominating committee. The functions of the directors nominating committee are reserved to the entire Board of Directors of the Company.

Audit Committee.    The Audit Committee reviews the affairs of the Company with the Company’s independent auditors, including a review of the accounts of the Company and the overall financial condition of the Company. The committee also examines the Company’s internal controls to determine whether adequate safeguards are in place, and determines whether officers and employees of the Company have provided adequate cooperation and assistance to the Company’s independent auditors. The committee’s members are Hazel E. Durden, John A. Fountain, MD and Johnny L. Capes. All members of the Audit Committee are “independent” as the term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Board of Directors has not adopted an Audit Committee Charter. During 2002, the committee met 7 times.

Compensation Committee.    The Compensation Committee makes recommendations to the Company’s Board of Directors regarding executive salaries, bonuses and compensation. The committee’s members are Michael P. Jones, Michael R. Potts, William L. Daniel and Arthur J. Togsiglieri, Jr., MD. During 2002, the committee met 4 times.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements of Liberty National Bancshares, Inc. and subsidiary for the year ended December 31, 2002. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from Liberty National Bancshares and its management. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to Liberty National Bancshares, Inc. is compatible with the auditors’ independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-KSB for filing with the SEC.

Respectfully submitted,

The Audit Committee

Hazel E. Durden John A. Fountain, M.D. Johnny L. Capes

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 25, 2003 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group.

Name of Beneficial Owner	Number of Shares(1)		Percent of Total
C. Dean Alford	69,000	(2)	4.65%
Troy A. Athon	4,200	(3)	*
Johnny L. Capes	62,000	(4)	4.22%
Jesse R. Cheatham, Jr.	3,667	(5)	*
William L. Daniel	56,016	(6)	3.74%
Hazel E. Durden	35,000	(7)	2.36%
John A. Fountain, M.D.	59,200	(8)	3.99%
Michael P. Jones	53,000	(9)	3.57%
Julia W. Morgan	71,300	(10)	4.81%
R. Flynn Nance, D.V.M.	41,600	(11)	2.80%
Michael R. Potts	48,000	(12)	3.24%
Arthur J. Torsiglieri, Jr., M.D.	55,000	(13)	3.71%
William R. Walker	25,088	(14)	1.68%
All Directors and Officers (13 persons)	583,071	(15)	35.32%

* Less than 1% of shares outstanding.

(1)	Except as indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. “Beneficial Ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 1,468,066 shares outstanding. The percentages for each of those parties who hold presently exercisable options are based upon the sum of 1,468,066 shares plus the number of shares subject to presently-exercisable options held by each such party, as indicated in the following notes. All persons above have a business address of P.O. Box 82030, Conyers, Georgia 30013.
(2)	Mr. Alford and his spouse hold joint voting and investment power with respect to 50,000 shares. The number of shares includes 4,000 shares in an irrevocable trust for each of his minor children, with respect to which Mr. Alford disclaims beneficial ownership and 15,000 shares subject to presently-exercisable stock options.
(3)	Includes 4,000 shares subject to presently-exercisable stock options.
(4)	Includes 2,000 shares subject to presently exercisable stock options.
(5)	Includes 2,667 option shares subject to presently-exercisable stock options.
(6)	Includes 31,016 shares subject to presently-exercisable stock options.
(7)	Ms. Durden holds joint voting and investment power with respect to 20,000 shares, including 2,000 shares with Natelie Brook Elmore, 2,000 with Garrett Austin Elmore, and 16,000 with Gary E. Elmore. Number of shares includes 15,000 shares subject to presently-exercisable stock options.

(8)	Mr. Fountain and his wife hold joint voting and investment power with respect to 200 shares. The number of shares includes 44,000 shares owned by the Fountain Family Partnership, LLLP. Number of shares includes 15,000 shares subject to presently-exercisable stock options.
(9)	Includes 36,000 shares owned by Mr. Jones’ wife, Meta B. Jones. Number of shares includes 15,000 shares subject to presently-exercisable stock options.
(10)	Includes 44,000 shares held in a trust as to which Ms. Morgan shares voting and investment power. Number of shares includes 15,000 shares subject to presently-exercisable stock options.
(11)	Dr. Nance and his wife hold joint voting and investment power with respect to 20,000 shares. Number of shares includes 15,000 shares subject to presently-exercisable stock options. Number of shares also includes 600 held in trust for Dr. Nance’s children in the name of Dr. Nance’s mother, Harriett L. Nance, with respect to which Dr. Nance disclaims beneficial ownership. Number of shares includes 6,000 shares owned by Dr. Nance’s wife, and each of his three children
(12)	Includes 4,800 shares held by his wife, 2,000 shares held as custodian for his son and 2,000 shares held as custodian for his daughter. Number of shares includes 15,000 shares subject to presently-exercisable stock options.
(13)	Dr. Torsiglieri and his wife have joint voting and investment power with respect to 40,000 shares. Number of shares includes 15,000 shares subject to presently-exercisable stock options.
(14)	Mr. Walker and his spouse have joint voting and investment power with respect to 2,000 shares. Number of shares includes 23,088 shares subject to presently-exercisable stock options.
(15)	Includes 182,771 shares subject to presently-exercisable options.

EXECUTIVE COMPENSATION

The following table provides certain summary information for the fiscal years ended December 31, 2002, 2001 and 2000 concerning compensation paid or accrued by the Company to or on behalf of William L. Daniel and William R. Walker. None of the other executive officers of the Company had total annual salary and bonus which exceeded $100,000 during the last fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation					Long Term Compensation	All Other Compensation
		Salary			Bonus		Number of Options Awarded
William L. Daniel President and Chief Executive Officer	2002 2001 2000	$ $ $	123,100 119,600 112,000	(3)	$ $ $	35,400 35,880 53,217	13,476 -0- 8,000	$ $ $	27,729 27,091 26,181	(1) (2) (4)

William R. Walker Executive Vice President and Senior Lending Officer	2002 2001 2000	$ $ $	90,500 83,500 74,250		$ $ $	25,500 25,500 21,660	10,366 -0- 6,900	$ $ $	9,470 9,550 7,024	(5) (6) (7)

(1)	Includes $6,000 as the estimated value of the use of a Company car, $16,521 in life insurance premiums, and $5,208 for a 401(k) matching contribution.
(2)	Includes $6,000 as the estimated value of the use of a Company car, $15,409 in life insurance premiums, and $5,682 for a 401(k) matching contribution.
(3)	Reflects pro-rated base salary under Mr. Daniel’s employment agreement, dated April 25, 2000.
(4)	Includes $8,400 in an automobile allowance, $14,359 in life insurance premiums, and $3,422 for a 401(k) matching contribution.
(5)	Includes $6,000 as the estimated value of the use of a Company car and $3,470 for a 401(k) matching contribution.
(6)	Includes $6,000 as the estimated value of the use of a Company car and $3,550 for a 401(k) matching contribution.
(7)	Includes $6,000 in an automobile allowance and $1,024 for a 401(k) matching contribution.

Employment Agreements

William L. Daniel.    In March, 2003, the Company and the Bank entered into a new employment agreement with William L. Daniel. Pursuant to the employment agreement, Mr. Daniel is employed as the President and Chief Executive Officer of both the Company and the Bank, for a period ending on February 21, 2004. Under his employment agreement, Mr. Daniel is paid a minimum annual base salary of $123,100, which may be increased at the discretion of the Bank’s Board of Directors. In addition, the employment agreement provides that Mr. Daniel is eligible for an annual performance bonus in an amount determined at the discretion of the Bank’s Board of Directors and which is based, in part, on the Company’s average return on shareholder equity. As additional compensation under the employment agreement, Mr. Daniel is given use of a Company car and receives health, hospitalization, disability and life insurance.

Mr. Daniel’s employment agreement contains a non-compete provision pursuant to which Mr. Daniel has agreed that through the actual date of termination of his employment agreement and for a period of 12 months thereafter, he will not, without the prior written consent of the Company and the Bank, either directly or indirectly serve as an executive officer of any bank, bank holding company or other financial institution within the primary service area of the Bank.

The employment agreement may be terminated by either the Bank or Mr. Daniel. If the Bank terminates the agreement without cause, it must provide Mr. Daniel with 30 days’ written notice of its intention to terminate the employment agreement and Mr. Daniel will be entitled to receive, as compensation, the payment of his base salary then in effect for a period of 12 months and reimbursement of up to $12,000 in fees incurred by Mr. Daniel in connection with outplacement counseling or services. In the event of a change in control of the Company, Mr. Daniel may elect to terminate his employment agreement and receive a cash payment equal to 300% of the compensation paid to Mr. Daniel, including any bonus, during the one-year period preceding the change in control.

William R. Walker.    On January 2, 2002, the Company and the Bank entered into an employment agreement with William R. Walker. Pursuant to the employment agreement, Mr. Walker is employed as the Executive Vice President and the Senior Lending Officer of the Bank, for a period ending on December 31, 2004. Under his employment agreement, Mr. Walker is paid an annual base salary of $83,500, which may be increased at the discretion of the President of the Bank. In addition, the employment agreement provides that Mr. Walker is eligible for an annual performance bonus, in an amount up to 30% of his base salary, determined at the discretion of the President of the Bank. As additional compensation under the employment agreement, Mr. Walker receives use of a bank-owned automobile; health, hospitalization, disability and term life insurance; and may participate in the Bank’s incentive compensation plan.

Mr. Walker’s employment agreement contains a non-compete provision pursuant to which Mr. Walker has agreed that through the actual date of termination of his employment agreement and for a period of 12 months thereafter, he will not, without the prior written consent of the Company and the Bank, either directly or indirectly serve as an employee of any bank, bank holding company or other financial institution within Rockdale or the adjoining counties.

The employment agreement may be terminated by either the Bank or Mr. Walker. If the Bank terminates the agreement without cause, it must provide Mr. Walker with 30 days’ written notice of its intention to terminate the employment agreement and Mr. Walker will be entitled to receive, as compensation, the payment of 50% his annual base salary then in effect.

Stock Option Plans

On January 27, 1998, the Company’s Board of Directors adopted an Incentive Stock Option Plan (the “Plan”) to cover Mr. Daniel’s options and for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the committee administering the Plan. The Plan was approved by the stockholders of the Company at their annual meeting held on May 5, 1998. The Plan provides for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. No person may serve as a member of the committee who is then eligible for a grant of options under the Plan or has been so eligible for a period of one year prior to his service on the committee. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Stock options granted pursuant to the Plan expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. 200,000 shares have been reserved for issuance under the Plan.

Stock Options

The following table presents information regarding grants to William L. Daniel and William R. Walker of options to purchase shares of the Common Stock during the year ended December 31, 2002:

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees during the year ended December 31, 2002	Exercise or Base Price ($/sh)	Expiration Date
William L. Daniel	13,476	34.7%	$7.50	03/26/2012
William R. Walker	10,366	26.7%	$7.50	03/26/2012

The following table presents information regarding the value of unexercised options held at December 31, 2002 by William L. Daniel and William R. Walker. No stock options were exercised during fiscal 2002.

	Number of Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End
Name	Exercisable/Unexercisable	Exercisable (1)/Unexercisable
William L. Daniel	21,164 / 18,836	$103,180 / $55,130
William R. Walker	13,448 / 16,552	$62,585 / $51,049

(1)    Dollar values calculated by determining the difference between the estimated fair market value of the Company’s Common Stock at December 31, 2002 ($10 per share) and the exercise price of such options. Because no organized trading market exists for the Common Stock of the Company, the fair market value was computed by reference to recent sales of the Company’s Common Stock.

Compensation of Directors

The Company does not pay directors’ fees; however, all of the members of the Company’s Board of Directors also serve as directors of the Bank. The Bank is currently paying directors’ fees at the rate of $750 per month per director, with the exception of the Chairman of the Board who receives $900 per month in directors’ fees.

On August 24, 1998 (the “Effective Date”), the Board of Directors of the Company approved a deferred compensation plan (the “Directors’ Plan”) to help retain the services of those Company directors who do not hold a management position (the “Eligible Directors”). The Directors’ Plan provides that each Eligible Director serving on the Board of Directors as of the Effective Date shall be granted an option to purchase 5,000 shares of the Company’s Common Stock. The Directors’ Plan further provides for the grant, at the end of each fiscal year, of an option to purchase 500 shares of Common Stock to each Eligible Director who continues to serve on the Board of Directors as of the last business day of that fiscal year. Options granted pursuant to the Directors’ Plan become fully exercisable as of the date of grant. Such options expire on the earlier of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date that the Optionee ceases service on the Board of Directors for reasons other than death or disability. 200,000 shares have been reserved for issuance under the Directors’ Plan. During fiscal 2002, an aggregate of 10,000 stock options were granted under the Directors’ Plan.

CERTAIN TRANSACTIONS

Construction of Newton County Branch.    On September 13, 2002, the Company engaged The Potts Group to construct the Bank’s Newton County branch office. Michael R. Potts, a director of the Company and the Bank, is the founder and Chief Executive Officer of The Potts Group. The Potts Group was selected by the Board of Directors after reviewing 3 bids for the construction of the branch office. As of March 25, 2003, the Company has paid The Potts Group $545,344 for construction of the branch office and anticipates an additional $918,887 to be paid to The Potts Group prior to completion of construction.

General.    The Bank extends loans from time to time to certain of the Company’s directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

INDEPENDENT PUBLIC ACCOUNTANTS

Porter Keadle Moore, LLP, which served as the Company’s independent public accountants for the year ended December 31, 2002, has been selected by the Board of Directors as the Company’s independent public accountants for the current fiscal year. Representatives of Porter Keadle Moore, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Fees.    The aggregate fees billed by Porter Keadle Moore, LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ending December 31, 2002 and the review of the financial statements included in the Company’s Forms 10-QSB and Form 10-KSB for that year were $27,800.

Financial Information Systems Design and Implementation Fees.    During 2002, Porter Keadle Moore, LLP did not perform any services with regard to financial information systems design and implementation.

All Other Fees.    The aggregate fees for non-audit services provided by Porter Keadle Moore, LLP, during the fiscal year ending December 31, 2002, were $28,500.

ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-KSB

Additional information concerning the Company, including financial statements of the Company, is provided in the Company’s 2002 Annual Report to Shareholders that accompanies this proxy statement. The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to the Chief Financial Officer of the Company, Richard Cheatham, PO Box 82030, Conyers, Georgia 30013. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company’s expenses in furnishing such documents.

SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders is December 13, 2003. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2004 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) by February 26, 2004, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of The Board of Directors,

William L. Daniel

President and Chief Executive Officer

Conyers, Georgia

April 11, 2003

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY LIBERTY NATIONAL BANCSHARES, INC.

	1. To elected three directors to serve for the term indicated below and until their successors are elected and qualified:	For ☐	Withhold ☐	For All Except ☐
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints C. Dean Alford and Michael P. Jones, and each of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of LIBERTY NATIONAL BANCSHARES, INC. to be held on May 13, 2003 at 4:30 p.m. at the offices of the Company, 1000 Georgia Highway 138, Conyers, Georgia 30013 and any adjournments or postponements thereof:

            CLASS III (TERM TO EXPIRE IN 2006)

Michael R. Potts, Arthur J. Torsiglieri, Jr., M.D. and
William R. Walker II

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponement thereof:

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED

Please date and sign this Proxy exactly as name(s) appears hereon.

Please be sure to sign and date Date This Proxy in the box below: Shareholder sign above Co-holder (if any) sign above

NOTE: when signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign

é Detach above card, sign, date and mail in postage paid envelope provided. é LIBERTY NATIONAL BANCSHARES, INC. 1000 Georgia Highway 138 Conyers, Georgia 30013

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.